                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 2)


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement             / / Confidential, for Use of the

                                           Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive proxy statement


/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

       WILLIAM BLAIR MUTUAL FUNDS, INC. (FILE Nos. 33-17463 AND 811-5344)
--------------------------------------------------------------------------------
                       BOARD OF DIRECTORS OF REGISTRANT

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

(3) Filing party:

--------------------------------------------------------------------------------

(4) Date filed:

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
DEFINITIVE FILING

November 12, 1996


Dear Stockholders,

A Special Meeting of the stockholders of the International Growth Fund (the "Portfolio") of William Blair Mutual Funds, Inc. (the "Fund") will be held on Tuesday, December 17, 1996 at 10:00 a.m. CST at the offices of the Fund, 32nd Floor, 222 West Adams Street, Chicago, Illinois, 60606.

This meeting has been called to consider and vote upon amendments to reform the prior and current management agreements between the Fund and William Blair & Company, L.L.C. (the "Adviser"). Since the Portfolio began operations, both the Adviser and the Fund have operated based upon an understanding that certain fee reimbursement language in the Management Agreements does not apply to the Portfolio. The purpose of a reforming amendment is to change a contract so that it reflects the actual intentions of the parties. The proposed reforming amendments will enable the Adviser and the Fund to continue their relationship in the same manner and on the same basis as they have to date. By approving the reforming amendments to the management agreements, you will, in essence, be ratifying a retroactive change in the agreements as written to conform it to the understanding under which the parties have operated.

What is the effect on your investment? By approving the proposal, the net asset value of your investment in the Portfolio will not be affected; and neither you nor the Fund will pay any more in fees and expenses.

Please note that your Board of Directors has unanimously approved the proposal that you are being asked to vote upon and that neither you nor the Fund will incur any expenses in relation to this proxy solicitation.

Some stockholders may receive multiple proxies because of their ownership of more than one account. Your vote is important. To ensure that your vote is counted it is necessary that you:

                 *        Review the attached proposal;
                 *        Complete and sign the enclosed proxy card; and
                 * Return the proxy card(s) in an enclosed postage-paid envelope as soon as possible. Multiple proxies may be returned in one envelope.

Your prompt response will save the expense of additional solicitations, and you are encouraged to vote favorably.

Sincerely,


Rocky Barber
President

DEFINITIVE FILING



                        WILLIAM BLAIR MUTUAL FUNDS, INC.
                222 WEST ADAMS STREET, CHICAGO, ILLINOIS  60606
                            TELEPHONE (312) 364-8000

                      Notice of International Growth Fund
                        Special Meeting of Stockholders
                               December 17, 1996
                                                               November 12, 1996


TO THE STOCKHOLDERS OF THE INTERNATIONAL GROWTH FUND OF
  WILLIAM BLAIR MUTUAL FUNDS, INC.:

         Notice is hereby given that a Special Meeting of Stockholders of the International Growth Fund of William Blair Mutual Funds, Inc. will be held in the 32nd floor conference room of William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois, on Tuesday, December 17, 1996, at 10:00 a.m., Chicago time, for the following purposes:


         1. To approve or disapprove amendments to reform the prior and current management agreements, which will ratify prior and current payments made under the agreements as reformed.


         2. To transact such other business as may properly come before the Special Meeting.

         Stockholders of record of the International Growth Fund at the close of business on October 28, 1996 are entitled to notice of and to vote at the Special Meeting.


         IN ORDER TO AVOID DELAY AND ADDITIONAL EXPENSE, AND TO ASSURE THAT YOUR SHARES ARE REPRESENTED, IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, YOU ARE REQUESTED TO FILL IN, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.



                                  Rocky Barber
                                   President

                        WILLIAM BLAIR MUTUAL FUNDS, INC.
                222 WEST ADAMS STREET, CHICAGO, ILLINOIS  60606
                            TELEPHONE (312) 364-8000

                                Proxy Statement
                              for a meeting of the
                     International Growth Fund Stockholders

                                                               November 12, 1996

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the William Blair Mutual Funds, Inc., (the "Fund") of proxies to be voted at the Special Meeting of Stockholders of the International Growth Fund (the "Portfolio") to be held on December 17, 1996, and at any and all adjournments thereof. None of the costs of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, or any other costs in connection with the solicitation of proxies, will be paid by the Fund. Additional solicitation may be made by letter, telephone or facsimile by officers of the Fund, by officers or employees of William Blair & Company, L.L.C., or by dealers and their representatives. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS DECEMBER 31, 1995 ANNUAL REPORT AND ITS JUNE 30, 1996 SEMI-ANNUAL REPORT UPON REQUEST. WRITE TO THE FUND AT 222 WEST ADAMS STREET, CHICAGO, ILLINOIS 60606, OR CALL 1-800-742-7272.


         If a choice has been specified by the stockholders on the proxy, the shares of the Portfolio will be voted accordingly. If no choice is so specified, the shares will be voted FOR approval of amendments to reform the prior and current management agreements, which will ratify prior and current payments made under the agreements as reformed. Stockholders who give proxies, whether in writing or by telephone, may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.


         A quorum of stockholders is required to take action at the Portfolio's Special Meeting. A majority of the shares issued and outstanding and entitled to vote at the Special Meeting, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person will be tabulated by the inspector of election, who will determine whether a quorum is present at the Special Meeting. The inspector of election will treat abstentions and "broker non-votes" (i.e., shares held by brokers or nominees, typically in "street name," as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as present for the purpose of determining a quorum.

         Approval of the proposed amendments to reform the management agreements as to the Portfolio requires the affirmative vote of a "majority of the outstanding voting securities" of the

Portfolio.  The term "majority of the outstanding voting securities"
(as defined in the Investment Company Act of 1940) means the affirmative vote of the lesser of (1) 67% of the voting securities of the portfolio present at the meeting if more than 50% of the outstanding shares of the portfolio are present in person or by proxy; or (2) more than 50% of the outstanding voting securities of the portfolio.


         For purposes of determining the approval of the matters submitted for a vote, abstentions and broker non-votes will be treated as shares voted against the approval of such matters. The details of the proposal to be voted upon by the stockholders of the Portfolio are set forth under the description of the proposal below.

         Shareholder Communications Corporation ("SCC") may be retained to assist in the solicitation of proxies. If retained, SCC will be paid by William Blair & Co. L.L.C., including reimbursement for SCC's related expenses. As the meeting date approaches, some stockholders of the Portfolio may receive a call from a representative of SCC if the Portfolio has not yet received their vote. Authorization to permit SCC to execute proxies may be obtained by telephone or electronically transmitted instructions from stockholders of the Portfolio. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. Management of the Fund believes that these procedures are reasonably designed to ensure that the identity of the stockholder casting the vote is accurately determined and that the voting instructions of the stockholder are accurately determined.

         SCC has received an opinion of Maryland counsel that addresses the validity, under the applicable law of the State of Maryland, of authorization to execute a proxy given orally. The opinion given by Maryland counsel concludes that a Maryland court would find that there is no Maryland law or public policy against the acceptance of proxies signed by an orally-authorized agent, provided it adheres to the procedures set forth below.

         In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the stockholder for such stockholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), the number of shares owned and to confirm that the stockholder has received the Proxy Statement in the mail. If the information solicited agrees with the information provided to SCC by the Fund, then the SCC representative has the responsibility to explain the process, read the proposals listed on the proxy card, and ask the stockholder's instructions on each proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in the proxy statement. SCC will record the stockholder's instructions on the card. Within 72 hours, SCC will send the stockholder a letter or mailgram to confirm the shareholder's vote and asking the stockholder to call SCC immediately if the stockholder's instructions are not correctly reflected in the confirmation.

         As of October 28, 1996, there were issued and outstanding 7,288,625 shares of common stock of the Portfolio. Those persons who were stockholders of record at the close of business on October 28, 1996 will be entitled to one vote for each share held.

         This Proxy Statement is first being mailed to stockholders of the Portfolio on or about November 12, 1996.

         The following table sets forth information as of October 28, 1996 with respect to each executive officer of the Fund and each director of the Fund who is an "interested person" of William Blair & Company, L.L.C., the Fund's investment adviser. These persons receive no compensation from the Fund. The officers of the Fund hold office until their successors are chosen and qualified. The Fund's officers are elected, generally on an annual basis, by the Board of Directors.

 NAME                         AGE       POSITIONS AND OFFICES WITH FUND     PRINCIPAL OCCUPATIONS

 Conrad Fischer                62       Chairman of the Board and Director  Principal, William Blair
                                        (since 1987)                        & Company, L.L.C.

 James M. McMullan             62       Director (since 1987)               Principal, William Blair
                                                                            & Company, L.L.C.

 W. James Truettner            65       Director (since 1991)               Principal, William Blair
                                                                            & Company, L.L.C.

 James L. Barber, Jr.          45       President (since 1987)              Principal, William Blair
                                                                            & Company, L.L.C.

 Mark A. Fuller, III           39       Senior Vice President               Principal, William Blair
                                        (since 1993)                        & Company, L.L.C.

 W.  George Greig              44       Senior Vice President               Portfolio Manager, William Blair
                                        (since 1996)                        & Company, L.L.C.

 Bentley M. Myer               50       Senior Vice President               Principal, William Blair
                                        (since 1992)                        & Company, L.L.C.

 Norbert W. Truderung          44       Senior Vice President               Principal, William Blair
                                        (since 1992)                        & Company, L.L.C.

 James S. Kaplan               36       Vice President (since 1995)         Associate, William Blair
                                                                            & Company, L.L.C.

 John P. Kayser                47       Vice President (since 1994)         Principal, William Blair
                                                                            & Company, L.L.C.

 Terence M. Sullivan           52       Vice President (since 1987)         Associate, William Blair
                                                                            & Company, L.L.C.

 Walter Rucinski               52       Treasurer (since 1987)              Controller, William Blair
                                                                            & Company, L.L.C.

 Janet V. Gassmann             29       Secretary (since 1996)              Administrative Assistant, William
                                                                            Blair & Company, L.L.C.

         On October 28, 1996, directors and executive officers of the Fund as a group beneficially owned 387,887 shares of International Growth Fund. As of that date, no person is known to the Fund to have owned beneficially more than five percent of the shares of the Portfolio.

AMENDMENTS TO REFORM PRIOR AND CURRENT MANAGEMENT AGREEMENTS

         William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606 (the "Adviser"), has served as the Fund's investment manager and principal underwriter since the Fund's inception in 1987. The current management agreement between the Fund and the Adviser dated May 1, 1996, was approved by the stockholders of each of the four current Fund portfolios at a special meeting of stockholders on April 23, 1996. Previously, at a meeting held on February 13, 1996, the Board of Directors of the Fund, including all the directors who are not "interested persons" of the Fund or the Adviser, had unanimously approved the current management agreement subject to approval by the stockholders of each portfolio. For the most recent fiscal year ended December 31, 1995, the International Growth Fund paid management fees totalling $886,557.

         The International Growth Fund commenced operations October 1, 1992.
At that time, the Fund's existing management agreement with the Adviser was amended, by a separate document, to include the Portfolio. The amendment provided for an annual management fee rate of 1.1% of the Portfolio's first $100 million and .95% thereafter. The amendment did not include any obligation on the Adviser's part to reimburse the Portfolio for excess operating expenses. However, the existing management agreement contained the following sentence (the "Reimbursement Clause"): The Adviser has agreed to reimburse the Fund for any of a Portfolio's operating expenses (including the management fee but excluding brokerage commissions or transaction costs, interests, taxes and extraordinary expenses) that on an annual basis exceed 1.5% of such Portfolio's average net assets up to $30,000,000 and 1% of such assets above $30,000,000. The Board of Directors of the Fund and the Adviser did not intend for this Reimbursement Clause, which applied to the other Fund portfolios, to apply to the International Growth Fund. There is abundant evidence of this intention, as discussed below.

         Since its inception, the Portfolio has operated based upon the understanding by both the Adviser and the Fund that it was not subject to this expense limitation. During the entire life of the Portfolio, the Portfolio has paid the Adviser its management fee without regard to the Reimbursement Clause. The fee has been paid on a monthly basis since the Portfolio's inception in October of 1992. The fees were reported to the Fund's Board of Directors at their quarterly meetings and were viewed in greater detail by the Board at their meetings held annually for the express purpose of renewing the Fund's management agreement. In addition, the fees were reported in the Fund's annual and semi-annual reports and every year in the updated prospectuses. The fees reported in the annual reports were audited by the Fund's independent auditors. The footnotes to the annual reports setting forth the advisory fee do not mention the Reimbursement Clause, further indicating the independent auditor's belief that there was no contractual expense reimbursement. Neither the Adviser nor the Fund's Board of Directors indicated an intention to pay the fees in any manner or in any amount other than what was actually paid. This course of dealing supports the conclusion that neither party considered the Reimbursement Clause to be applicable to the Portfolio.

         Further, evidence that the parties did not intend to be bound by the Reimbursement Clause was the fact that, for the first year of operations, the Adviser and the Fund agreed to, disclosed in the Fund's prospectus, and followed a different, voluntary reimbursement. When the Portfolio commenced operations in October of 1992, the Adviser agreed to reimburse the Portfolio to the extent required so that the Portfolio's total operating expenses would not exceed 2.00% of the Portfolio's average daily net assets during the Portfolio's first year of operations. There would have been no reason to voluntarily agree to waive expenses that exceeded 2.00% of assets if the Adviser were already subject to a contractual requirement to waive fees in excess of 1.50%.

         In addition, a special meeting of stockholders of the Fund was held on April 23, 1996 to consider, among other things, a new management agreement (the "New Agreement") which was applicable to all portfolios. The New Agreement continued the Reimbursement Clause as to all portfolios, including the International Growth Fund. However, this Reimbursement Clause was inconsistent with specific action that the International Growth Fund stockholders were asked to approve, and did approve, regarding the fees for that portfolio. The proxy statement proposed that the existing fee structure, (which was 1.10% of the first $100 million of average daily net assets and .95% of average daily net assets above $100 million), be changed to 1.10% of the first $250 million of average daily net assets, and 1.00% of the average daily net assets above $250 million. There would have been nothing gained from raising the effective fee if the Reimbursement Clause applied because the Reimbursement Clause would have limited the fee actually paid to less than the fee the Stockholders approved. Shareholder approval of the new fee is evidence of the shareholders' understanding that the Portfolio would be charged the new fee and that the Reimbursement Clause was not applicable.

         Given all the evidence of the parties' intentions, it would not be reasonable to require the Adviser to comply with the Reimbursement Clause. However, putting aside the specific evidence of the intentions of the parties, the terms of the Reimbursement Clause (1.5% of average net assets up to $30 million, and 1.0% of such assets above $30 million) would not be an expense limit normally set for an international stock fund, given that the Adviser's fee starts at 1.1% and that international stock funds generally have higher expenses than domestic funds. To require the Adviser to comply with the Reimbursement Clause would constitute a windfall for the Fund and would not appropriately compensate the Adviser for the work it performed.


         Under the proposal, you are being asked to approve amendments to the current and former management agreements. The prior agreement would be amended and reformed from the beginning of the Portfolio on October 1, 1992. The current management agreement would be amended and reformed from the beginning of its term on May 1, 1996. Approval of the amendments would also constitute ratification of the fee payments that have been made and are to be made without regard to the expense limitation that had formerly appeared in the management agreements. If a stockholder believes that the reimbursement should be imposed, he or she should vote against the proposal. As previously discussed in this proxy statement, the Adviser and the Funds' Board of Directors believe that the Adviser is entitled to all management fees collected.


         The current management agreement, and the amendments to it and the prior management agreement, are annexed to this proxy statement as Exhibits A, B and C, respectively.

Effect of Amendments to Reform the Agreements


          Set forth below is a chart showing the fees and expenses actually incurred by the Portfolio compared to what would be required if the management agreements were not amended and reformed. The "Effect on Net Asset Value" as set forth means that the net asset value was reduced, by not imposing the expense limitations, by as little as $0.001954 per share in 1993 to as much as $0.003040 per share in 1995.



============================================================================================================
                              INTERNATIONAL GROWTH FUND EXPENSE LIMITATIONS

 ------------------------------------------------------------------------------------------------------------
                                                                                              EFFECT PER
                                                            EXPENSE                             SHARE ON
                          AVERAGE           ACTUAL        LIMITATIONS                          NET ASSET
                        NET ASSETS         EXPENSES        @ 1.5%/1%      DIFFERENCE             VALUE
------------------------------------------------------------------------------------------------------------

 10/1 - 12/31/92      $ 5,145,381        $   40,419      $  40,419             --                   --
------------------------------------------------------------------------------------------------------------

 1993                  21,860,415           370,616        327,906           $ 42,710              $0.001954
------------------------------------------------------------------------------------------------------------

 1994                  59,057,847           895,090        740,578            154,512               0.002616
------------------------------------------------------------------------------------------------------------

 1995                  80,254,687         1,196,527        952,547            243,980               0.003040
------------------------------------------------------------------------------------------------------------

 1/1 to 9/30/96 (not
    annualized)       102,647,277         1,106,025        882,355            223,670               0.002179
                                                                              -------
------------------------------------------------------------------------------------------------------------

 Total 1/1/93 to 9/30/96                                                     $664,872
                                                                             ========
============================================================================================================


         Set forth below is a chart showing the difference between actual expense ratios and what they would have been if the expense limitation in the written management agreement had been applied.


============================================================================================================

                           INTERNATIONAL GROWTH FUND COMPARISON OF EXPENSE RATIOS

------------------------------------------------------------------------------------------------------------
                                                                         EXPENSE RATIOS @
                                          ACTUAL EXPENSE RATIOS         1.5%/1% LIMITATION       DIFFERENCE
------------------------------------------------------------------------------------------------------------


 10/1 - 12/31/92                                       1.88%                       1.88%              --
------------------------------------------------------------------------------------------------------------

1993                                                   1.71                        1.50                0.21%
------------------------------------------------------------------------------------------------------------

1994                                                   1.51                        1.25                0.26
------------------------------------------------------------------------------------------------------------

 1995                                                  1.48                        1.19                0.29
------------------------------------------------------------------------------------------------------------

 1/1 to 9/30/96 (not
    annualized)                                        1.08                        0.86                0.22
------------------------------------------------------------------------------------------------------------

 Full year 1996
    (annualized)*                                      1.44                        1.15                0.29
============================================================================================================


________________
* Assumes assets for the full year are the same as those on September 30, 1996.

         THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY APPROVED THIS MATTER AND RECOMMEND THAT STOCKHOLDERS VOTE FOR THE PROPOSAL DESCRIBED ABOVE.

           ADDITIONAL INFORMATION ABOUT THE FUND'S INVESTMENT ADVISER

         The Adviser is a limited liability company ("L.L.C."), the affairs of which are controlled by its principals, none of whom owns more than 25% of the firm. The Chief Executive Officer of the Adviser is E. David Coolidge, III. The Adviser's Executive Committee is comprised of Harvey H. Bundy, III, E. David Coolidge, III, Conrad Fischer, Edgar D. Jannotta, John P. Kayser, Richard P. Kiphart, Albert J. Lacher, James D. McKinney and James M. McMullan. The address of each of the above-named principals is 222 West Adams Street, Chicago, Illinois 60606.


         Messrs. Fischer, McMullan and W. James Truettner, current directors of the Fund, are "interested persons" of the Adviser. The remaining directors of the Fund are not "interested persons" of the Adviser. The officers of the Fund who are principals or employees of the Adviser are named on page 3 of this proxy statement.


ALLOCATION OF PORTFOLIO TRANSACTIONS

         Decisions on the Fund's portfolio transactions (including the decision to buy or sell, the appropriate price, allocation of brokerage, use of a broker as agent or dealer as principal, and negotiation of commissions) are made by the Adviser, subject to the monitoring of the Adviser. In purchasing and selling portfolio securities, the Fund seeks to obtain the most favorable overall result, taking into account the net price, the method of execution and research services provided by the broker. Such research services include economic forecasts and analytical, narrative and statistical reports on industries and companies for consideration by the Fund and the Adviser's other clients.

         Selection of a broker for a particular portfolio transaction depends upon many factors, some of which are subjective and which include the net price, the confidentiality, reliability, integrity, the size and nature of the transaction and the market in which it is to occur, and any research or other services that the broker has provided. The Adviser determines the overall reasonableness of brokerage commissions, and of premiums and discounts on principal transactions (which do not involve commissions), by review of comparable trades for the Adviser's other clients and in the market generally. If more than one broker is believed to be equally qualified to effect a portfolio transaction, the Adviser may assign the transaction to a broker that has furnished research services; but the Adviser has no agreement, formula or policy as to allocation of brokerage. The Fund does not ordinarily market its shares through brokers, and any sales of the Fund's shares by a broker would be neither a qualifying nor disqualifying factor in allocating brokerage.

         The Fund may pay to brokers that provide research services to the Adviser a commission higher than another broker might have charged if it is determined that the commission is reasonable in relation to the value of the brokerage and research services that are provided, viewed in terms of either the particular transaction or the Adviser's overall responsibility to its advisory accounts. The extent to which such commissions exceed commissions solely for execution cannot be determined; but such research services, which are involved in portfolio transactions for the Fund and for the Adviser's other advisory accounts, can be of benefit both to the Fund and such other accounts. The value of research services that are provided by brokers who handle portfolio transactions for the Fund cannot be precisely determined, and such services are supplemental to the Adviser's own efforts, which are undiminished thereby. The Adviser does not believe that its expenses are reduced by reason of such services. Transactions in over-the-counter securities are generally executed as principal trades with primary market makers, except where it is believed that a better combination of price and execution could otherwise be obtained.

         The investment decisions for the Fund are reached independently from those for other accounts managed by the Adviser. Such other accounts also may make investments in the same type of instruments or securities as the Fund at the same time as the Fund. When two or more accounts have funds available for investment in similar instruments, available investments are allocated as to amount in a manner considered equitable to each account. In some cases this procedure may affect the size or price of the position obtainable for the Fund. However, it is the opinion of the Board of Directors that the benefits available because of the Adviser's organization outweigh any disadvantages that may arise from exposure to simultaneous transactions.

         No portfolio transactions are executed for the Fund with or through the Adviser or any affiliated broker-dealer of the Adviser. The Fund may purchase securities from other members of an underwriting syndicate of which the Adviser or an affiliated broker-dealer is a participant, but only under conditions set forth in applicable rules of the Securities and Exchange Commission and in accordance with procedures adopted and reviewed periodically by the Board of Directors.

STOCKHOLDER PROPOSALS

         Since the Fund is not required to, nor does it intend to, hold regular meetings of its stockholders, the anticipated date of the next special stockholder meeting cannot be provided. Any stockholder who wishes to submit a proposal for consideration at the next meeting of stockholders, when and if such a meeting is called, should submit such proposal promptly to the Fund.

GENERAL

         Management does not intend to present and does not have reason to believe that any other items of business will be presented at the Special Meeting. However, if other matters are properly presented to the Special Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies.

         Failure of a quorum to be present at the Special Meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the Special

Meeting to permit further solicitation of proxies with respect to the proposal if they determine that adjournment and further solicitation is reasonable and in the best interests of the stockholders.

         IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                                Rocky Barber
                                                President

                                                                       EXHIBIT A

                              MANAGEMENT AGREEMENT

         AGREEMENT made as of this first day of May, 1996, by and between WILLIAM BLAIR MUTUAL FUNDS, INC., a Maryland corporation (the "Fund"), and WILLIAM BLAIR & COMPANY, L.L.C., an Illinois limited liability company (the "Manager").

         WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, the shares of common stock, $.001 per value per share ("Shares"), of which are registered or are to be registered under the Securities Act of 1933; and

         WHEREAS, the Fund is authorized to issue Shares in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund currently offers Shares in four portfolios, designated the Growth Fund, the International Growth Fund, the Income Fund and the Ready Reserves Fund, herein referred to as the "Existing Portfolios", together with any other Fund portfolios which may be established later and served by the Manager hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

         WHEREAS, the Fund desires at this time to retain the Manager to render investment advisory and management services to the Existing Portfolios, and the Manager is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. Employment; Services. The Fund hereby employs the Manager to act as the adviser for the Existing Portfolios and other Portfolios hereunder and to manage the investment and reinvestment of the assets of such Portfolios in accordance with applicable investment objectives, policies and restrictions, and to administer its affairs to the extent requested by and subject to the supervision of the Board of Directors of the Fund for the period and upon the terms herein set forth. The investment of funds shall be subject to all applicable restrictions of the Articles of Incorporation and By-Laws of the Fund as may from time to time be in force.

         The Manager accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services for the Fund, to permit any of its principals or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Manager shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Manager, by separate agreements with the Fund, may also serve the Fund in other capacities.

         2. Additional Portfolios. In the event that the Fund establishes one or more portfolios other than the Existing Portfolios with respect to which it desires to engage the Manager to render investment advisory and management services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services and the Fund and the Manager agree upon the management fee rates (including breakpoints) to be payable by such portfolio or portfolios, the Manager shall notify the Fund in writing, whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

         3.      Management Fee.  For the services and facilities described in
Section 1, the Fund will pay to the Manager a management fee based upon an annual percentage of the average daily net assets of each Portfolio, as follows:

                 a.       For the Growth Fund:

                          .75% of average daily net assets.

                 b.       For the International Growth Fund:

                          1.10% of the first $250 million of average daily net
                            assets; plus

                          1.00% of average daily net assets over $250 million.

                 c.       For the Income Fund:

                          .25% of the first $250 million of average daily net assets; plus

                          .20% of average daily net assets over $250 million;
                          plus

                          5.0% of the gross income earned by the Portfolio.

                 d.       For the Ready Reserves Fund:

                          .625% of the first $250 million of average daily net assets; plus

                          .600% of the next $250 million of average daily net assets; plus

             .575% of the next $2,000 million of average daily net assets; plus

             .550% of average daily net assets over $2,500 million.

The fee payable under this Agreement shall be calculated and accrued for each business day by applying the appropriate annual rates to the net assets of the Portfolio as of the close of the preceding business day, and dividing the sum so computed by the number of business days in the fiscal year. The fee for a given month shall be paid on the first business day of the following month.
For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively. The services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         4. Expenses. In addition to the fee of the Manager, the Fund shall assume and pay expenses for services rendered by a custodian for the safekeeping of the Fund's securities or other property, for keeping its books for account, for any other charges of the custodian, and for calculating the net asset value of the Fund as provided in the prospectus of the Fund. The Manager shall not be required to pay and the Fund shall assume and pay the charges and expenses of its operations, including but not limited to compensation of the directors (other than those affiliated with the Manager), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursement agent, any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, costs of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other government agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Manager as herein provided without first obtaining the written approval of the Manager. The Manager shall arrange, if desired by the Fund, for principals or employees of the Manager to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

         If expenses borne by the Fund for any Portfolio which the Manager manages in any fiscal year (including the Manager's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses) exceed 1.5% of the first $30,000,000 of average daily net assets of such Portfolio and 1% of average daily net assets of the Portfolio over $30,000,000, the Manager will reduce its fee or reimburse the Portfolio for any excess. If for any month the expenses of a Portfolio properly chargeable to the income account shall exceed 1/12 of the percentage of average net assets allowable as expenses, the payment to the Manager with respect to such Portfolio for that month shall be reduced so that the total net expense will not exceed such percentage. As of the end of the Fund's fiscal year, however, the foregoing computations and payments shall be readjusted so that the aggregate compensation payable to the Manager for the year is equal to the percentage set forth in Section 3 hereof of the average net asset values as determined as described herein throughout the fiscal year, diminished to the extent necessary so that the total of the aforementioned expense items shall not exceed the expense limitation. The aggregate of repayments, if any, by the Manager to the Portfolio for the year shall be the amount necessary to limit the said net expense to said percentage. Notwithstanding anything in the foregoing to the contrary, the Manager shall not be obligated to reimburse the Portfolio in an amount exceeding its advisory fee for the period received from such Portfolio.

         The net asset value for each Portfolio shall be calculated in accordance with the provisions of the Fund's prospectus or at such other time or times as the directors may determine in accordance with the provisions of the Investment Company Act of 1940. On each day when the net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

         5. Affiliations. Subject to applicable statutes and regulation, it is understood that directors, officers or agents of the Fund are or may be interested in the Manager as principals, agents or otherwise, and that the principals and agents of the Manager may be interested in the Fund otherwise than as a director, officer or agent.

         6. Limitation of Liability of Manager. The Manager shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         7. Term; Termination; Amendment. This Agreement shall become effective with respect to the Existing Portfolios on the date hereof and shall remain in full force until April 30, 1997, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Existing Portfolios and each other Portfolio to which the Agreement shall have become applicable, but only so long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Manager may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules and regulations thereunder.

         This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Manager on sixty (60) days written notice to the other party. The Fund may effect termination with respect to any Portfolio by action of the Board of Directors or by vote of a majority of the outstanding voting securities of such Portfolio.

         This Agreement may also be terminated with respect to any Portfolio at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of such Portfolio, in the event that it shall have been established by a court of competent jurisdiction that the Manager or any officer or principal of the Manager has taken any action which results in a breach of the covenants of the Manager set forth herein.

         The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940 and the rules and regulations thereunder.

         Termination of this Agreement shall not affect the right of the Manager to receive payments on any unpaid balance of the compensation described in Section 3 earned prior to such termination.

         As to each Portfolio of the Fund, this Agreement may be amended only by an instrument in writing signed by the party against which enforcement of the amendment is sought. An amendment of this Agreement affecting a Portfolio hereunder shall not be effective until approved by (i) vote of the holders of a majority of the outstanding voting securities of the Portfolio; and (ii) a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         8. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         9. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         10. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Fund and the Manager have caused this Agreement to be executed as of the day and year first above written.

                                           WILLIAM BLAIR MUTUAL FUNDS, INC.



                                           By:
                                              --------------------------------

ATTEST:




--------------------------------


                                           WILLIAM BLAIR & COMPANY, L.L.C.



                                           By:
                                              --------------------------------

ATTEST:




--------------------------------

                                                                       EXHIBIT B

                   AMENDMENT TO WRITTEN MANAGEMENT AGREEMENT

         THIS AMENDMENT, made as of this 17th day of December, 1996, amends the written Management Agreement dated May 1, 1996 by and between William Blair Mutual Funds, Inc., a Maryland corporation (the "Fund"), and William Blair & Company, L.L.C., an Illinois Limited Liability Company (the "Manager"). Terms used herein shall have the same meaning as set forth in the Management Agreement.

         At a Special Meeting of Stockholders on December 17, 1996, the stockholders approved amendments to reform the current and prior management agreements which ratified payments made under the agreements as reformed.

         The Fund and the Manager hereby agree that this amendment reforms the written Management Agreement dated May 1, 1996 as to the International Growth Fund (the "Portfolio") to conform said written Management Agreement to the actual understanding and agreement of the parties.

         The written Management Agreement did not properly exclude the Portfolio from terms therein regarding the reimbursement of fees, contrary to the actual understanding and agreement of the parties. Accordingly, the parties agree that the first sentence of the second paragraph of Section 4 of the written Management Agreement should have read, and is hereby amended and reformed to read, as follows:


              If expenses borne by the Fund for any Portfolio, [except the International Growth Fund], which the Manager manages in any fiscal year (including the Manager's fee, but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and, to the extent permitted, extraordinary expenses) exceed 1.5% of the first $30,000,000 of average daily net assets of such Portfolio and 1% of average daily net assets of the Portfolio over $30,000,000, the Manager will reduce its fee or reimburse the Portfolio for any excess.


         This amendment is effective as of May 1, 1996.

         IN WITNESS WHEREOF, the Fund and the Manager have caused this Amendment to be executed as of the day and year first above written.

                                                             (Signatures)


Note: The new language is in brackets.

                                                                       EXHIBIT C

                      AMENDMENT TO WRITTEN THIRD AMENDMENT
                            TO MANAGEMENT AGREEMENT

         THIS AMENDMENT, made as of this 17th day of December, 1996, amends the Management Agreement dated January 5, 1988, (the "Management Agreement") as amended July 25, 1990, May 1, 1991, October 1, 1992 and January 24, 1994 by and between William Blair Mutual Funds, Inc., a Maryland corporation (the "Fund"), and William Blair & Company, L.L.C., an Illinois Limited Liability Company (formerly William Blair & Company, an Illinois partnership) (the "Manager"). Terms used herein shall have the same meaning as set forth in the Management Agreement.

         The International Growth Fund (the "Portfolio") became subject to the Management Agreement by the third amendment thereto as of October 1, 1992 (the "Third Amendment").


         At a Special Meeting of Stockholders on December 17, 1996, the stockholders approved amendments to reform the current and prior management agreements which ratified payments made under the agreements as reformed.


         The Fund and the Manager hereby agree that this amendment reforms the written Third Amendment, dated October 1, 1992, of the Management Agreement to conform said written Third Amendment to the actual understanding and agreement of the parties.

         The Third Amendment did not properly exclude the Portfolio from terms of the Management Agreement regarding the reimbursement of fees, contrary to the actual understanding and agreement of the parties. Accordingly, the Third Amendment is hereby amended and reformed to include the following statement:

              The second paragraph of Section 4 of the Management Agreement, dated January 5, 1988, is not applicable to the International Growth Fund.

         This amendment is effective as of October 1, 1992.

         IN WITNESS WHEREOF, the Fund and the Manager have caused this Amendment to be executed as of the day and year first above written.

                                 (Signatures)


Note: The second paragraph of Section 4 contains the Reimbursement
Clause.


PROXY CARD SIDE 1
                                              ____________
 Please be sure to sign and date this Proxy. |Date        |      Mark box at right if comments or             [ ]
 ____________________________________________|____________|      address changes have been noted on the
|_________________________________________________________|      reverse side of this card.
  Shareholder sign here               Co-Owner sign here
                                                                 RECORD DATE SHARES:
  [X] PLEASE MARK VOTES AS IN EXAMPLE
                                                                 1.   Approval of amendments to reform
                                                                      Management Agreements.             [ ]  [ ]  [ ]

                                                                 2.  In his discretion, the Proxy is
                                                                     authorized to vote upon such other
                                                                     business as may properly come before
                                                                     the Special Meeting.

                                                                 The Board of Directors recommends a
                                                                 vote FOR the proposal.



PROXY CARD SIDE 2

                       WILLIAM BLAIR MUTUAL FUNDS, INC.
                           INTERNATIONAL GROWTH FUND
       Proxy Solicited by the Board of Directors For Special Meeting of
                 Stockholders To be Held on December 17, 1996

The undersigned hereby appoints Conrad Fischer with full power of substitution. Proxy for the undersigned to represent and vote the shares of common stock of the undersigned at the Special Meeting of Stockholders of William Blair Mutual Funds, Inc. International Growth Fund to be held on December 17, 1996 or any adjournment thereof.

The shares to which this Proxy relates will be voted as specified. If no specification is made, such shares will be voted for the proposal set forth on this Proxy.

================================================================================
Please be sure to sign and date this Proxy.
-------------------------------------------------------------------------------


Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

================================================================================

 HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?
____________________________________________    ________________________________
____________________________________________    ________________________________
____________________________________________    ________________________________

                     PLEASE RETURN YOUR PROXY IMMEDIATELY

In order to assure a quorum being represented at the Special Meeting of Shareholders, you are urged to sign and return the enclosed proxy immediately. Compliance with this request will help to avoid the expense of a second mailing.